UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2020

Xenia Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36594	20-0141677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Orange Avenue, Suite 2700
Orlando, Florida 32801
(Address of Principal Executive Offices)

(407) 246-8100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	XHR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item       1.01.       Entry into a Material Definitive Agreement.

6.375% Senior Secured Notes due 2025

Indenture

On August 18, 2020, XHR LP (the “Issuer”), a subsidiary of Xenia Hotels & Resorts, Inc. (the “Company”), issued $300 million aggregate principal amount of its 6.375% senior secured notes due 2025 (the “Notes”) under an indenture, dated August 18, 2020 (the “Indenture”), among the Issuer, the Company, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”).

Private Offering

The Notes were sold in the United States only to accredited investors pursuant to an exemption from the Securities Act of 1933, as amended (the “Securities Act”), and subsequently resold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act.

Use of Proceeds

The Issuer used the net proceeds from the offering of the Notes, together with cash on hand, to repay approximately $194 million of borrowings under its revolving credit facility, $51 million of borrowings under its corporate credit facility term loan, agented by Wells Fargo Bank, National Association and maturing February 2022, and $37 million of borrowings under its corporate credit facility term loan, agented by KeyBank National Association and maturing October 2022. The Company intends to use the remaining net proceeds from the offering of the Notes for general corporate purposes.

Maturity and Interest

The Notes will mature on August 15, 2025. Interest on the Notes will accrue at a rate of 6.375% per annum. Interest on the Notes will be payable semi-annually in cash in arrears on February 15 and August 15 of each year, commencing on February 15, 2021.

Guarantees and Collateral

The Notes are fully and unconditionally guaranteed, jointly and severally, by the Company and certain of the Issuer’s subsidiaries that incur or guarantee any indebtedness under the Issuer’s corporate credit facilities, any additional first lien obligations, certain other bank indebtedness or any other material capital markets indebtedness (each, a “subsidiary guarantor” and together with the Company, the “guarantors”). The Notes are initially secured, subject to certain permitted liens, by a first priority security interest in all of the equity interests (the “Collateral”) of a material portion of the Issuer’s subsidiaries, whose assets include certain unencumbered properties in 17 markets, and any proceeds of such equity interests, which Collateral also secures obligations under the Issuer’s corporate credit facilities on a first priority basis. The Collateral securing the Notes will be released in full upon its release under the Issuer’s corporate credit facilities, after which the Notes will be unsecured, which is expected to occur prior to the maturity of the Notes if the Issuer achieves compliance with certain financial covenant requirements under its corporate credit facilities.

Redemption

The Issuer may redeem the Notes at any time prior to August 15, 2022, in whole or in part, at a redemption price equal to 100% of the accrued principal amount thereof plus unpaid interest, if any, to, but excluding, the redemption date, plus a make-whole premium. The Issuer may redeem the Notes at any time on or after August 15, 2022, in whole or in part, at a redemption price equal to (i) 103.188% of the principal amount thereof, should such redemption occur before August 15, 2023, (ii) 101.594% of the principal amount thereof, should such redemption occur before August 15, 2024, and (iii) 100.000% of the principal amount thereof, should such redemption occur on or after August 15, 2024, in each case plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In addition, at any time prior to August 15, 2022, the Issuer may redeem up to 40% of the original principal amount of the Notes with the net cash proceeds from certain equity offerings at a redemption price of 106.375% of the principal amount redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date, so long as at least 60% of the aggregate principal amount of the Notes remains outstanding immediately after the occurrence of such redemption. Under certain circumstances, until 120 days after the issue date, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes with the net cash proceeds of certain support received by the Issuer or any of its subsidiaries from a government authority in connection with the COVID-19 global pandemic at a redemption price of 103.188% of the principal amount redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date, so long as at least 65% of the aggregate principal amount of the Notes remain outstanding immediately after such redemption.

Covenants

The Indenture contains customary covenants that will limit the Issuer’s ability and, in certain instances, the ability of the Issuer’s subsidiaries, to borrow money, create liens on assets, make distributions and pay dividends on or redeem or repurchase stock, make certain types of investments, sell stock in certain subsidiaries, enter into agreements that restrict dividends or other payments from subsidiaries, enter into transactions with affiliates, issue guarantees of indebtedness, and sell assets or merge with other companies. These limitations are subject to a number of important exceptions and qualifications set forth in the Indenture. In addition, the Indenture will require the Issuer to maintain total unencumbered assets as of each fiscal quarter of at least 150% of total unsecured indebtedness, in each case calculated on a consolidated basis. Although the Company will guarantee the notes, the Company will not be subject to the covenants or conditions contained in the Indenture.

Change of Controls

In the event of a change of control and certain credit rating downgrades of the Notes, the Issuer must offer to repurchase the Notes at a repurchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Event of Default

Events of default under the Indenture include, among others, the following with respect to the Notes: default for 30 days in the payment when due of interest on the Notes; default in payment when due of the principal of, or premium, if any, on the Notes; failure to comply with certain covenants in the Indenture and related security documents for 60 days upon the receipt of notice from the Trustee or holders of at least 25% in aggregate principal amount of the Notes; acceleration or payment default of indebtedness of the Issuer or a significant subsidiary thereof in excess of a specified amount that remains uncured for 30 days; final judgments against the Issuer or a significant subsidiary thereof in excess of a specified amount that remains unpaid for 60 days; the security documents related to the Notes ceasing to be effective with respect to certain Collateral in excess of a specified amount; and certain events of bankruptcy or insolvency with respect to the Company, the Issuer or a significant subsidiary thereof. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company, the Issuer or a significant subsidiary thereof, all Notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs with respect to the Notes, the Trustee or holders of at least 25% in aggregate principal amount of the Notes may declare all Notes then outstanding to be due and payable immediately.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by the full text of the Indenture and the Notes, respectively, copies of which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes.

Amendments to Corporate Credit Facilities

Substantially concurrently with the issuance of the Notes, certain amendments to the Issuer’s revolving credit facility and its four corporate credit facility term loans (collectively, the “Amendments”) became effective.

The Amendments, among other things, adjust the mandatory prepayment requirements under the corporate credit facilities to permit the proceeds of the Notes to be applied as contemplated in connection with the issuance of the Notes and adjust the cross-default to nonrecourse indebtedness to reflect a threshold based on a percentage of equity value.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by the full text of each respective Amendment, copies of which are filed as Exhibits 4.3, 4.4, 4.5, 4.6 and 4.7 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated August 18, 2020, among XHR LP, Xenia Hotel & Resorts, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.
4.2	Form of 6.275% Senior Secured Note due 2025 (included in Exhibit 4.1).
4.3	Amendment No. 2 to Amended and Restated Revolving Credit Agreement, dated July 30, 2020, among XHR LP, as borrower, Company and certain subsidiaries of the Company, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.
4.4	Amendment No. 3 to Term Loan Agreement, dated July 30, 2020, among XHR LP, as borrower, Company and certain subsidiaries of the Company, as guarantors, Wells Fargo Bank, N.A., as administrative agent, and the lenders party thereto.
4.5	Amendment No. 4 to Term Loan Agreement, dated July 30, 2020, among XHR LP, as borrower, Company and certain subsidiaries of the Company, as guarantors, KeyBank National Association, as administrative agent, and the lenders party thereto.
4.6	Amendment No. 2 to Term Loan Agreement, dated July 30, 2020, among XHR LP, as borrower, Company and certain subsidiaries of the Company, as guarantors, PNC Bank, National Association, as administrative agent, and the lenders party thereto.
4.7	Amendment No. 4 to Term Loan Agreement, dated July 30, 2020, among XHR LP, as borrower, Company and certain subsidiaries of the Company, as guarantors, KeyBank National Association, as administrative agent, and the lenders party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenia Hotels & Resorts, Inc.

Date: August 18, 2020	By:	/s/ Taylor C. Kessel
	Name:	Taylor C. Kessel
	Title:	Senior Vice President - General Counsel and Secretary

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